Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made and entered into as of April 25, 2013 by and between Advanced Cell Technology, Inc., a Delaware corporation (the “Company”), and Volation Capital Partners, LLC, a New York limited liability company doing business as Volation Life Sciences Capital Partners, LLC (“Investor”). Each party is sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Company and Investor entered into that certain Preferred Stock Purchase Agreement effective as of March 3, 2009 (the “Purchase Agreement”);

WHEREAS, Investor has purchased 113 shares of Series A-1 Convertible Preferred Stock of the Company (the “Preferred Stock”) pursuant to the Purchase Agreement; and

WHEREAS, the Company and Investor desire to exchange the Preferred Stock for shares of freely tradable common stock issued by the Company (the “Common Stock”).

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

1.               Share Exchange. Investor hereby agrees to surrender for cancellation the Investor’s 113 shares of Preferred Stock in exchange for the Company issuing to Investor 27,522,833 freely tradeable shares of its Common Stock (the “Conversion Shares”). The Company shall, within three (3) business days from the date of this Agreement cause its transfer agent through the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program to credit the Conversion Shares to Investor’s account set forth on Appendix A with DTC through its Deposit/Withdrawal at Custodian system. The Preferred Stock will be deemed cancelled upon delivery of the Conversion Shares.

2.               Legend Removal. The restrictive legend on the Conversion Shares will be removed in reliance on Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Investor understands and agrees that the Company and its legal counsel, Sheppard, Mullin, Richter & Hampton LLP, will rely on its representations set forth in this Agreement to determine that the restrictive legend may be removed from the Conversion Shares in accordance with Rule 144. The Company shall, within three (3) business days from the date of this Agreement, provide to Investor a copy of the legal opinion from its counsel addressed to the Company’s transfer agent that the Conversion Shares are freely-tradeable and may be immediately sold under Rule 144 without restriction.

3.               Cancellation of Redemption Notice. Investor hereby rescinds its redemption notice dated April 9, 2013 that Investor delivered to the Company with respect to the 113 shares of Preferred Shares.

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4.               Representations and Warranties of the Company.

4.1            Valid Issuance of Securities. The Conversion Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable. Based in part upon the representations of Investor in Section 4 of this Agreement, the Conversion Shares will be issued in compliance with Securities Act and all applicable state securities laws.

4.2            Reporting Requirements. The Company has been subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, for the past ninety (90) days and has filed all required reports, including quarterly and annual reports, during the 12 months preceding the date hereof.

5.               Representations and Warranties of Investor.

5.1            Title to Preferred Stock. Investor has good and marketable title to the Preferred Stock, free and clear of all encumbrances, and has not transferred, pledged or otherwise disposed of any interest in the Preferred Stock (whether arising by contract or by operation of law or otherwise).

5.2            Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

5.3            Not an Affiliate of the Company. Investor is not now, nor has been at any time in the preceding three months, an “affiliate” of the Company (as such term is defined in Rule 144) (an “Affiliate”). An Affiliate is a “person” that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. As applicable here, a “person” includes Investor and each of the following other persons: (i) any trust or estate in which Investor collectively own ten percent or more of the total beneficial interest, or of which Investor serves as trustee, executor or in any similar capacity; and (ii) any corporation or other organization (other than the Company) in which Investor is the beneficial owner collectively of ten percent or more of any class of equity securities or ten percent or more of the equity interest.

5.4            Acquisition Date of Preferred Stock. Investor acquired the Preferred Stock on a date or dates which were not less than one year prior to the date of this Agreement (“Acquisition Date(s)”). The full purchase price or other consideration for the Preferred Stock was paid on the Acquisition Date(s). At all times since the Acquisition Date(s), Investor has been the beneficial owner of the Preferred Stock.

5.5            Not an Underwriter. Investor is not an underwriter with respect to the Preferred Stock and Conversion Shares, and the removal of the restrictive legend on the Conversion Shares is not a part of a distribution or plan of distribution of any securities on behalf of the Investor or the Company or any Affiliate thereof.

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6.               Miscellaneous.

6.1            Entire Agreement. This Agreement is the final, complete and exclusive statement of the agreement of the Parties with respect to the subject matter of it and supersedes any prior or contemporaneous agreements, understandings, or course of dealing.

6.2            Applicable Law; Consent to Jurisdiction. This Agreement and the rights and remedies of each Party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of New York, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of New York. Any and all proceedings resulting from or arising out of a controversy or claim relating to this Agreement or the breach thereof, shall be held exclusively in the state and federal courts sitting in the City of New York, borough of Manhattan, and the Parties hereto expressly consent to hold themselves subject to such jurisdiction for the purposes of any and all such proceedings.

6.3            Further Action. The Parties hereto agree to execute such further instruments and to take such further actions as may be reasonably required from time to time to carry out the intents and purposes of this Agreement.

6.4            Successors and Assigns. No Party hereto may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other Party. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors and administrators of the Parties hereto.

6.5            Counterparts. This Agreement may be executed in multiple counterparts and transmitted by facsimile or by electronic mail in “portable document format” (“PDF”) form, or by any electronic means intended to preserve the original graphic and pictorial appearance of a Party’s signature. Each such counterpart and facsimile or PDF signature shall constitute an original, and all of which, when taken together, shall constitute one instrument.

[SIGNATURES FOLLOW ON THE NEXT PAGE]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

Advanced Cell Technology, Inc. By: /s/ Gary Rabin Name: Gary H. Rabin Title: Chief Executive Officer

Volation Life Sciences Capital Partners, LLC By: /s/ Michael Wachs Name: Michael Wachs Title: Managing Member

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